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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21425) and on Form S-8 (File Nos. 33-38249, 33-26970, and
333-03975) of our report dated July 10, 1997, which is included in this Transition Report on Form 10-K on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. (subsequently renamed Tyco International (US) Inc.) as of December 31, 1996 and for the years ended December 31, 1996 and June 30, 1995 (not presented separately herein).




                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 24, 1997